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                                                                    Exhibit 99.1


                          MICROFINANCIAL, INCORPORATED
      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                 REGARDING QUARTERLY REPORT ON FORM 10-Q FOR THE
                        QUARTER ENDED SEPTEMBER 30, 2002

     Richard F. Latour, President and Chief Executive Officer and James R. Jackson, Vice President and Chief Financial Officer of MicroFinancial, Incorporated, (the "Company"), hereby certify that, to the best of their knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended September 30, 2002 (the "Covered Report") and, except as corrected or supplemented in a subsequent covered report:

     the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, each of the undersigned has signed this Certification as of this November 14, 2002.

                           /s/ RICHARD F.          /s/ JAMES R.
                               LATOUR                 JACKSON
                        -------------------    --------------------
                         Richard F. Latour       James R. Jackson
                        President and Chief      Vice President and
                         Executive Officer        Chief Financial
                                                      Officer



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